Exhibit 99.2
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Shareholders of
Springs Global US, Inc.
Fort Mill, South Carolina
We have audited the accompanying statement of assets to be sold and liabilities to be transferred of the Baby Products Line of Springs Global US, Inc. (“Springs Baby”) as of December 30, 2006 and the statement of revenues and direct expenses of Springs Baby for the year then ended. These statements are the responsibility of Springs Global US, Inc.’s management. Our responsibility is to express an opinion on these statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the statements as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting as it relates to the statements. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K/A of Crown Crafts, Inc.) as described in Note 1 to the statements and are not intended to be a complete presentation of Springs Baby’s assets and liabilities or its revenues and expenses.
In our opinion, such statements present fairly, in all material respects, the net assets to be sold of Springs Baby as of December 30, 2006 and its revenues and direct expenses for the year then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying statements were derived from Springs Global US, Inc.’s historical accounting records and may not necessarily be indicative of the results if Springs Baby’s had been operated as a stand-alone entity. Portions of certain revenues and direct expenses represent allocations made from corporate office items applicable to Springs Global US, Inc. as a whole.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina
January 18, 2008

Baby Products Line of Springs Global US, Inc.
Statements of Assets to be Sold and Liabilities to be Transferred
(000’s)

		September 29,
	December 30,	2007
	2006	(Unaudited)

Assets to be Sold

Finished Goods Inventory	$9,333	$8,553

Liabilities to be Transferred

Unpaid Customer Allowances	$(167)	$(160)

Net Assets to be Sold	$9,166	$8,393

The accompanying notes are an integral part of these statements.

Baby Products Line of Springs Global US, Inc.
Statements of Revenues and Direct Expenses
(000’s)

		Nine-Month Periods Ended
	Year Ended	September 29,	September 30,
	December 30,	2007	2006
	2006	(Unaudited)	(Unaudited)

Gross Revenues	$39,500	$19,729	$30,056

Discounts & Allowances	(2,493)	(1,702)	(1,965)

Net Revenues	37,007	18,027	28,091

Cost of Goods Sold	30,517	15,162	23,114

Selling, General & Administrative Expenses	3,765	2,910	2,818

Revenues less Direct Expenses	$2,725	$(45)	$2,159

The accompanying notes are an integral part of these statements.

Baby Products Line of Springs Global US, Inc.
Notes to Statements
Note 1 — Basis of Presentation
Springs Global US, Inc. (“Springs Global” or the “Company”) supplies leading retailers in the United States of America and Canada with a complete line of bed and bath home furnishings products. The baby products line (“Springs Baby”) was one of the product lines offered by the Company.
On November 5, 2007, Springs Global entered into an Asset Purchase Agreement (the “Agreement”) to sell certain assets and rights relating to Springs Baby to Crown Crafts Infant Products, Inc. (“CCIP”), a wholly-owned subsidiary of Crown Crafts, Inc. (“Crown”). Separate financial statements for the Springs Baby product line to be sold to CCIP were not historically prepared.
The accompanying statements were prepared by Springs Global for the purpose of providing Crown with historical information to comply with the rules and regulations of the Securities and Exchange Commission for inclusion in an amendment to the Current Report on Form 8-K (Form 8-K/A) to be filed by Crown. These statements are not intended to be a complete presentation of Springs Baby’s assets and liabilities nor its revenues and expenses. These statements are derived from Springs Global’s historical accounting records using the accounting policies described in the summary of significant accounting policies below, which are in accordance with the accounting principles generally accepted in the United States and are not necessarily indicative of the results that would have been achieved if Springs Baby had operated as a separate, stand-alone business. Throughout the periods presented herein, the business was controlled by Springs Global.
Under the terms of the Agreement, CCIP acquired inventory and intangible assets and assumed liabilities for certain unpaid customer allowances relating to Springs Baby. Intangible assets included licenses to use third-party designs and trademarks, sales agent contracts and other intellectual property assets related to Springs Baby that were internally generated, and therefore not recorded in the financial statements of Springs Global. Management has estimated the unpaid customer allowances for the periods presented herein based on historical returns and allowances rates and the estimated period that customer invoices would remain unpaid. The acquired assets excluded cash and accounts receivable. All existing accounts payable and liabilities, other than specific unpaid customer allowances, remained with Springs Global.
The accompanying Statements of Assets to be Sold and Liabilities to be Transferred reflect the assets acquired by CCIP at the historical carrying values of the assets in Springs Global as of September 29, 2007, and December 30, 2006.

Springs Baby was not operated as a separate, discrete business of Springs Global and accordingly all financing and treasury functions were handled at the Springs Global corporate level. Cash requirements of Springs Baby were provided entirely by Springs Global and cash generated by Springs Baby was remitted to Springs Global. Given these constraints, it is not possible to determine cash balances associated to Springs Baby. In addition, Springs Global was responsible for certain liabilities related to facilities, functions and services used by Springs Baby as well as other Springs Global operations. It is not possible to determine the allocable portion of these shared liabilities relating to Springs Baby.
The Statement of Revenues and Direct Expenses includes all revenues and costs directly attributable to Springs Baby, including costs for facilities, functions and services used by Springs Baby at sites that are shared with other Springs Global operations. The direct expenses also include costs for certain functions and services performed by Springs Global at the corporate level including customer service, cash management, purchasing, accounting and information technology services which have been allocated to Springs Baby based on a relative percentage of sales in Springs Baby to the total sales of Springs Global. The only costs excluded from the Statement of Revenues and Direct Expenses relate to certain corporate overhead, interest expense and income taxes.
Statements of cash flows and statements of stockholder’s equity are not presented as CCIP did not acquire all of the assets nor assume all of the liabilities of Springs Baby, and the preparation of such financial information is not practical given the nature of the statement and the limited amount of information available. The following operating cash flows information has been prepared from this limited information for the periods presented.

		Nine-Month Periods Ended
	Year Ended	September 29,	September 30,
	December 30,	2007	2006
(000’s)	2006	(Unaudited)	(Unaudited)
Selected Operating Cash Flows

Revenues less Direct Expenses	$2,725	$(45)	$2,159
Add back Depreciation	111	56	120
Change in Inventory	1,780	780	719
Change in Unpaid Customer Allowances	(34)	(7)	19

Selected Operating Cash Flows	$4,582	$784	$3,017

All of the allocations and estimates in the Statements of Revenues and Direct Expenses and Statements of Assets to be Sold and Liabilities to be Transferred are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs that would have resulted if Springs Baby had been operated as a separate entity.
Note 2 — Summary of Significant Accounting Policies
Use of Estimates
The preparation of the Statements of Revenues and Direct Expenses and Statements of Assets to be Sold and Liabilities to be Transferred in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures relating to contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.
Revenue Recognition
Revenue from product sales is recognized at the time goods are shipped to the customer, which is when both title and risk of loss are transferred. Allowances for customer claims and promotions are generally classified as reductions of gross sales in accordance with Emerging Issues Task Force Issue No. 01-9, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products).”
Inventories
Inventories are valued at the lower of cost or market. Cost was determined using the first-in, first-out method. There were no valuation reserves recorded for the periods presented.
Note 3 — Related Party Transactions
The Statements of Revenues and Direct Expenses include significant transactions with Springs Global involving transactions and services (customer service, cash management, purchasing, accounting and information technology) that were provided to Springs Baby. The costs of these transactions and services have been directly charged and/or allocated to Springs Baby using methods that management believes are reasonable. Such charges and allocations are not necessarily indicative of the costs that would have been incurred if Springs Baby had been a separate entity. Estimating such costs as if Springs Baby had been a separate entity would not be practical. All operating expenses in the Statements of Revenues and Direct Expenses relate to amounts paid by Springs Global and have been allocated to Springs Baby. In addition, employees who worked for Springs Baby participated in benefit plans provided by Springs Global, the cost of which is included as part of Springs Baby’s operating expenses.

Note 4 — Concentration
Sales to Springs Baby’s top ten customers represent approximately 93 percent of total sales for 2006. Sales to Kmart Corporation and Wal-Mart Stores, Inc. represented approximately 37 percent and 34 percent, respectively, of Springs Baby’s total sales for 2006.
Note 5— Commitments and Contingencies
Commitments, contingencies and liabilities of Springs Baby, with the exception of the specific liabilities for certain unpaid customer allowances mentioned in Note 1, remain with Springs Global under the terms of the Agreement.